EXHIBIT 10.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF ILLINOIS

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

SPRINGFIELD, ILLINOIS

)
In the Matter of	)	CONSENT ORDER
)
NORSTATES BANK	)
WAUKEGAN, ILLINOIS	)	FDIC-10-116b
	)	DB NO. 2010-DB-33
(ILLINOIS CHARTERED	)
INSURED NONMEMBER BANK))
)

NorStates Bank, Waukegan, Illinois (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law or regulation alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under 38 Ill. Adm. Code, § 392 et seq., regarding hearings before the Illinois Department of Financial and Professional Regulation, Division of Banking, (“Division”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the Division, dated April 9, 2010, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices and violations of law or regulation relating to Earnings, Capital, Asset Quality, Liquidity, and Management, the Bank consented to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC and the Division.
The FDIC and the Division considered the matter and determined to accept the STIPULATION.
Having also determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and Section 48(6), 205 ILCS 5/48(6), have been satisfied, the FDIC and the Division HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:
MANAGEMENT
           1.           (a)           Within ninety (90) days from the effective date of this ORDER, the Bank shall have and retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER.  The qualifications of management shall be assessed on its ability to:

(i)	Comply with the requirements of this ORDER;
(ii)	Operate the Bank in a safe and sound manner;
(iii)	Comply with applicable laws, rules, and regulations; and
(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.
BOARD PARTICIPATION
2.           (a)           As of the effective date of this ORDER, the Bank’s board of directors shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank's activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size.  This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged off, and recovered loans; investment activity; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews including management’s responses; reconciliation of general ledger accounts; and compliance with this ORDER.  Board minutes shall document these reviews and approvals, including the names of any dissenting directors.
(b)           Within thirty (30) days from the effective date of this ORDER, the Bank’s board of directors shall develop, adopt, and implement a program that will provide for monitoring of the Bank’s compliance with this ORDER.  This shall include a committee that consists of at least three outside board members.
(c)           Following the required date of compliance with subparagraph (b) above, the Bank's board of directors shall review the Bank's compliance with this ORDER and record its review in the minutes of each regularly scheduled monthly board of directors' meeting.
CAPITAL
3.           (a)           Within one hundred and twenty (120) days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of eight (8%) percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of twelve (12%) percent. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.
(b)           If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan.  Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws.  Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Scott D. Clarke, Assistant Director, Illinois Department of Financial and Professional Regulation, Division of Banking, 122 S Michigan Avenue, Suite 1900, Chicago, Illinois 60603, for their review.  Any changes requested to be made in the materials by the FDIC or the Division shall be made prior to their dissemination.
(c)           In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities.  The written notice required by this paragraph shall be furnished within ten (10) calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.
PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS
4.           (a)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extension of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the Report of Examination dated March 9, 2009 (“ROE”), so long as such credit remains uncollected.
(b)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit in an amount in excess of $10,000 to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and is uncollected unless the Bank’s board of directors, or a committee thereof, has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank.  A copy of the statement shall be signed by each Director approving the advance, and incorporated in the minutes of the applicable board of directors’ or committee meeting.  A copy of the statement shall be placed in the appropriate loan file.
REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS
           5.           (a)           Within thirty (30) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $1,000,000 which is, delinquent or classified “Substandard” or “Doubtful” in the ROE. The plan shall include, but not be limited to, provisions which:
(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;

(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;
(iii)	Delineate areas of responsibility for loan officers;
(iv)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within six (6) and twelve (12) months from the effective date of this ORDER; and
(v)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.
(b)           As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the Division.
(c)           A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Division.
(d)           While this ORDER remains in effect, the plan shall be revised to include assets which become delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.
SPECIAL MENTION
          6.           Within sixty (60) days from the effective date of this ORDER, the Bank shall correct all deficiencies in the loans listed for “Special Mention” in the ROE.
(a)           To the extent the deficiencies of any Special Mention loan cannot be corrected within the indicated time frame, the Bank shall provide the Regional Director and the Division a written statement indicating the identity of the borrower and giving an explanation of why the deficiencies could not be corrected.
CONCENTRATIONS OF CREDIT
7.           (a)           Within sixty (60) days from the effective date of this ORDER, the Bank shall formulate, adopt, and implement a written plan to reduce and manage each of the concentrations of credit identified in the ROE in a safe and sound manner.  At a minimum the plan must provide for written procedures which conform in all respects with the Commercial Real Estate Lending Joint Guidance, found in FIL-104-2006, dated December 12, 2006, and which provide for the ongoing measurement and monitoring of the concentrations of credit, performance of portfolio stress testing analysis to assess the impact of changing economic conditions, and the setting of limits on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.
(b)           A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Division.
DIVIDEND RESTRICTION
8.           As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director and the Division.
ALLOWANCE FOR LOAN AND LEASE LOSSES
            9.           (a)           After the effective date of this ORDER, and prior to the submission of all Reports of Condition and Income required by the FDIC, the board of directors of the Bank shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided.  In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income, fully address the comments in the ROE concerning ALLL methodology, and any analysis of the Bank’s ALLL provided by the FDIC or the Division.
(b)           ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.

LOAN REVIEW AND GRADING SYSTEM
10.           Within sixty (60) days from the date of this ORDER, the Bank shall implement revised comprehensive loan grading and review procedures.  The procedures shall require that such loan grading and review will be performed by a qualified individual.   The loan review shall at a minimum:
(a) Require periodic confirmation of the accuracy and completeness of the watch list and all risk grades assigned by the Bank’s loan officers;
(b) Identify loans or relationships that warrant special attention of management;
(c) Identify violations of law, rules, or regulations and credit and collateral documentation exceptions and track corrective measures;
(d) Review the bank’s application of Financial Accounting Standards Board Accounting Standards Codification FASB ASC Subtopic 310-10 (which now supersedes prior FAS 114 guidelines); and
(e) Identify loans not in conformance with the Bank’s loan policy.
PROFIT PLAN AND BUDGET
11.           (a)           Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar years 2010 and 2011.  The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.
(b)           The written profit plan shall address, at a minimum:
(i)	Realistic and comprehensive budgets;
(ii)	A budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections;
(iii)	Identification of major areas in, and means by which, earnings will be improved; and
(iv)	A description of the operating assumptions that form the basis for and adequately support major projected income and expense components.
(c)           During each monthly board meeting following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
(d)           A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.
(e)           Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and the Division.
LENDING AND COLLECTION POLICIES
12.       (a)           Within ninety (90) days from the effective date of this ORDER, the Bank shall revise, adopt, and implement written lending and collection policies to provide effective guidance and control over the Bank's lending function.  In addition, the Bank shall obtain adequate and current documentation for all loans in the Bank's loan portfolio.
(b)           The revisions to the Bank's loan policy and practices, required by this paragraph, at a minimum, shall incorporate the items discussed in the ROE.
(c)           Copies of the policies and revisions thereto required by this paragraph shall be submitted to the Regional Director and the Division.
LIQUIDITY PLAN
13.       (a)           Within thirty (30) days of the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written contingency funding plan (“Liquidity Plan”). The Liquidity Plan shall identify sources of liquid assets to meet the Bank’s contingency funding needs over time horizons of one month, two months, and three months.  At a minimum, the Liquidity Plan shall be prepared in conformance with the Liquidity Risk Management Guidance found at FIL-84-2008 and include provisions to fully address the liquidity issues identified in the ROE. In addition, the Liquidity Plan shall require Bank to establish and/or maintain an account relationship with the Federal Reserve Bank of Chicago to exchange and settle payment transactions through a clearing account balance.
(b)           The plan required by this paragraph shall be submitted to the Regional Director and the Division for review and comment.  Within thirty (30) days of receipt of any comments from the Regional Director or the Division, the Bank shall incorporate any changes required by the Regional Director or the Division and thereafter adopt, implement, and adhere to the plan.
(c)    On each Friday the Bank is open for business during the life of this ORDER, the Bank shall submit to the Regional Director and the Division a liquidity analysis report, in a format that is acceptable to the Regional Director and the Division.

INVESTMENT POLICY
14.           (a)           Within sixty (60) days from the effective date of the ORDER, the Bank shall revise its investment policy to fully address, at a minimum, the recommendations noted in the ROE and to ensure consistency of the policy with the Federal Financial Institutions Examination Council’s Instructions for Consolidated Reports of Condition and Income and generally accepted accounting principles.
(b)           Copies of the Investment Policy and revisions thereto required by this paragraph shall be submitted to the Regional Director and Division.
SENSITIVITY TO MARKET RISK
15.          Within ninety (90) days of the effective date of this Order, the Bank shall formulate, adopt, and implement a revised Interest Rate Risk plan which shall fully address the comments set forth in the ROE and shall provide for the regular preparation of interest rate sensitivity reports.  The reports shall document all significant assumptions made, which should be tailored to the Bank’s risk characteristics.
NOTIFICATION TO SHAREHOLDER
16.           Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or

(2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.
PROGRESS REPORTS
           17.           Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Division written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.
CLOSING PARAGRAPHS
The effective date of this ORDER shall be the date of its issuance by the FDIC and the Division.
The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.
The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the Division.

Pursuant to delegated authority.
Dated:    April 16, 2010.

/s/M. Anthony Lowe	/s/Jorge A. Solis
M. Anthony Lowe	Jorge A. Solis
Regional Director Chicago Regional Office Federal Deposit Insurance Corporation	Director Illinois Department of Financial and Professional Regulation Division of Banking